Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Khosla Ventures Acquisition Co. II

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2021, relating to the financial statements of Khosla Ventures Acquisition Co. II, appearing in the Company’s Form 10-Q for the period ended June 30, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/S/ BDO USA, LLP

McLean, Virginia
January 11, 2022